Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated January 17, 2014, with respect to the financial statements of Western Asset Intermediate Maturity California Municipals Fund and Western Asset Intermediate Maturity New York Municipals Fund, each a series of Legg Mason Partners Income Trust, as of November 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

New York, New York

March 19, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated January 17, 2014, with respect to the financial statements of Western Asset Massachusetts Municipals Fund, a series of Legg Mason Partners Income Trust, as of November 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 19, 2014